As filed with the Securities and Exchange Commission on January 14, 2000
                                                   Registration No. ____________


                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                            THE SECURITIES ACT OF 1933

                                  Trend-Lines, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

     Massachusetts                                               04-2722797
(State of Incorporation)                                      (I.R.S.Employer
                                                             Identification No.)


                           135 American Legion Highway
                                  Revere, MA 02151
                     (Address of Principal Executive Offices)

                      Trend-Lines, Inc. 401(k) Savings Plan
                            (Full title of the Plan)

                                Stanley D. Black
                                    Chairman
                                Trend-Lines, Inc.
                           135 American Legion Highway
                                        Revere, MA 02151
            (Name, Address and Telephone Number of Agent for Service)

                        Copies of all communications to:

                              David A. Garbus, Esq.
                                 ROBINSON & COLE
                                One Boston Place
                             Boston, MA  02108-4404
                             Telephone: 617-557-5900

                      CALCULATION OF REGISTRATION FEE

================================================================================================================================

                         CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                        Maximum            Proposed Maximum        Proposed Maximum           Amount of
   Title of Securities to be           Amount to be         Offering Price            Aggregate           Registration Fee
           Registered                 Registered (1)            Per Share          Offering Price (2)           (3)
================================= ======================= ======================= ====================== =======================
Class A Common Stock

Par Value $.01                         100,000               $1.45                  $145,000                 $39.60

================================= ======================= ======================= ====================== =======================
TOTAL                                  100,000               $1.45                  $145,000                 $39.60
================================================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The registration fee for shares of Common Stock issuable under the Plan was estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee based on the average of the last reported sale price of the Company's Common Stock as reported in the NASDAQ National Market System on January 13, 2000.

(3) Amount of registration fee was calculated pursuant to Section 6(b) of the Securities Act of 1933.

                                  PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

Omitted in  accordance  with Rule 428 under the  Securities  Act and the Note to
Part I of Form S-8.


Item 2.  Registrant Information and Employee Plan Annual Information.

Omitted in  accordance  with Rule 428 under the  Securities  Act and the Note to
Part I of Form S-8.

                                  PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

1. The Annual Report on Form 10-K of Trend-Lines, Inc. (the "Company") for the fiscal year ended February 27, 1999, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 0-24390).

2. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since February 27, 1999.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


Item  4.  Description of Securities.

Not applicable.


Item  5.  Interests of Named Experts and Counsel.

Not applicable.


Item 6.  Indemnification of Directors and Officers.

Article 6 of the Registrant's Restated Articles of Organization eliminates the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the full extent permitted by Massachusetts law. Article VII of the Registrant's Restated By-Laws provides that the Registrant shall indemnify its officers and directors to the full extent permitted by the Massachusetts Business Corporation Law. Section 67 of the Massachusetts Business Corporation Law authorizes a corporation to indemnify directors, officers and employees unless such party has been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. The Registrant also has entered into indemnification agreements with its directors containing similar substantive provisions. The effect of these provisions is to permit such indemnification by the Registrant for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). The Company has purchased directors' and officers' liability insurance to provide indemnification for its directors and officers.


Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.


Exhibit No.                     Description

4.1* Revised Articles of Organization of the Company, as amended incorporated by reference to the Company's Registration Statement Form S-1 Commission File No. 33-78772) and to the Company's
              Quarterly Report on Form 10-Q for the fiscal quarter ended August 29, 1999).

4.2* Restated By-Laws of the Company, as amended (incorporated by reference to the Company's Registration Statement on Form S-1 (Commission File 33-78772) and to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended August 29, 1999).

4.3           Trend-Lines, Inc. 401(k) Savings Plan.

5             Opinion of the Company's Counsel regarding legality.

23.1          Consent of Arthur Andersen LLP.

23.2          Consent of Robinson & Cole LLP (contained in Exhibit 5).

24            Power of Attorney (filed herewith as part of the signature page).

*  Incorporated by reference.

Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that, in lieu of furnishing exhibits required under Item 601(b)(5) of Regulation S-K, the Company has previously submitted the Plan to the Internal Revenue Service ("IRS") and has received a determination letter and will submit all amendments to the Plan to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

                            SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Revere in the Commonwealth of Massachusetts, on this 14th day of January, 2000.

                                       TREND-LINES, INC.



                                       By:/s/ Stanley D. Black
                                              Stanley D. Black
                                              Chairman of the Board and
                                              Chief Executive Officer
                                              (Principal Executive Officer)


                         POWER OF ATTORNEY

Each of the officers and directors of Trend-Lines, Inc. whose signature appears below hereby constitutes and appoints Stanley D. Black their true and lawful attorney-in-fact and agent with full power of substitution, with the power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement (including post-effective amendments), and to perform any acts necessary to be done in order to file such amendment, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agents, or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 14, 2000.

Signature                                   Title

/s/ Stanley D. Black                 Chairman, Chief Executive Officer
Stanley D. Black                     and Director
                                     (Principal Executive Officer)

/s/ Ronald L. Franklin               Director
Ronald L. Franklin

/s/ Richard Griner                   President, Chief Operating Officer and
Richard Griner                       Director


Pursuant to the requirements of the Securities Act of 1933, the plan administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Revere, Commonwealth of Massachusetts, on this day of January 14, 2000.

                      TREND-LINES, INC. 401(K) SAVINGS PLAN



                                            By: /s/ Kathleen Harris
                                                   Plan Administrator

                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549


                                   EXHIBIT INDEX

                        REGISTRATION STATEMENT ON FORM S-8

                                 TREND-LINES, INC.


Exhibit No.               Description                                   Page No.


4.1* Revised Articles of Organization of the Company, as amended (incorporated by reference to the Company's Registration Statement on Form S-1 (Commission File No.33-78772) and to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended August 29, 1999.

4.2* Restated By-Laws of the Company, as amended (incorporated by reference to the Company's Registration Statement on Form S-1 (Commission File No. 33-78772) and to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended August 29, 1999).

4.3        Trend-Lines, Inc. 401(k) Savings Plan.                             10

5          Opinion of the Company's Counsel regarding legality.               81

23.1       Consent of Arthur Andersen LLP.                                    82

23.2       Consent of Robinson & Cole LLP (contained in Exhibit 5).

24         Power of Attorney (filed herewith as part of the signature page).

*  Incorporated by reference.